Exhibit 99.2

Reclassified selected financial data (unaudited)

	Year ended December 31,		Three months ended
	2017	2016	December 31,	September 30,	June 30,	March 31,
			2017
	(Unaudited, U.S.$ in millions)
Revenues	$22,385	$21,903	$5,398	$5,617	$5,720	$5,650
Gross profit	10,825	11,859	2,481	2,650	2,855	2,839
Research and development expenses	1,778	2,077	346	531	469	432
Selling and marketing expenses	3,605	3,789	860	843	944	958
General and administrative expenses	1,451	1,390	350	372	363	366
Other asset impairments, restructuring and other items	5,074	1,419	3,865	550	419	240
Legal settlements and loss contingencies	500	899	176	(20)	324	20
Other income	(1,199)	(769)	(1,099)	(4)	(24)	(72)
Goodwill impairment charge	17,100	900	11,000	—	6,100	—

Operating Income (loss)	$(17,484)	$2,154	$(13,017)	$378	$(5,740)	$895